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                                                                  EXHIBIT 10.64
Loan No. 6869S4

                             SECURED PROMISSORY NOTE

$4,000,000.00                                               Phoenix, Arizona
                                                            June 25, 1996

1.       FUNDAMENTAL PROVISIONS.

         The following terms will be used as defined terms in this Note:

Payee and Holder:          Mortgages Ltd., an Arizona corporation

Maker: Nexthealth, Inc., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation

Principal Amount:          Four Million Dollars ($4,000,000.00)

Interest Accrual Date:     June 28, 1996

Interest Rate:             Thirteen and three-quarters percent (13.75%) per
                           annum

Default Interest Rate:     Twenty-four percent (24%) per annum

Maturity Date:             March 28, 1998

Business Day:              Any day of the year other than Saturdays, Sundays, or
                           legal holidays.

Deed of Trust:             That certain Deed of Trust (with Assignment of Rents
                           and Security Agreement) of even date herewith between Maker, as Trustor, and Payee, as Beneficiary.

Loan Documents:            The Note, the Deed of Trust, Uniform Commercial Code
                           Financing Statements and any other documents executed in connection with the Loan.

Loan: The loan from Payee to Maker in the Principal Amount and evidenced by this Note.


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2.       PROMISE TO PAY.

         For value received, Maker promises to pay to the order of Holder, at the office of Mortgages Ltd., Collection Agent, 2833 North Third Street, Phoenix, Arizona 85004, or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.       INTEREST; PAYMENTS.

         (a) Absent an Event of Default hereunder or under any of the Loan Documents, the principal balance hereof shall bear interest at the Interest Rate stated. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of the Principal Amount and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 360-days on an annual basis.

         (b) All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the Holder hereof is not less than that required by this Note.

         (c) Commencing on July 28, 1996, and continuing on the same day of each month thereafter until the Maturity Date, Maker shall make monthly installments of principal and interest in the sum of $52,599.50. If the payment is due on a date which is after the last date of any month, the payment for such month shall be made on the last day of that month.

         (d) One (1) final "balloon" payment of all unpaid principal, interest, and any other amounts due hereunder shall be due and payable on the Maturity Date.

         (e) If any payment to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

4.       PREPAYMENT.

         Six (6) months after the interest accrual date, Maker may prepay the
         Note in full or in part at any time without a prepayment penalty. If Maker pays the Note in full or in part during the six (6) month period next following the interest accrual date, Maker shall pay in addition to the principal repaid, a prepayment penalty equal to four percent (4%) of the unpaid principal loan amount to Holder.


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5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, any payments received by the Holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the Holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the Holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this Paragraph 6(a) in such order as the Holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then in addition to the remedies conferred upon the Holder hereof pursuant to Paragraph 10 hereof and the other Loan Documents, (i) a late charge of ten percent (10%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of five (5) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid unless Section 10 is applicable.

         (c) If the Note is not paid in full at its Maturity Date, a late charge equal to one-half of one percent (1/2%) of the unpaid principal balance will be assessed each month until the Loan is fully paid.

7.       SECURITY.

         This Note is secured by the Deed of Trust, which Deed of Trust creates a lien on that certain real and personal property described therein, which secures the principal payment obligation set forth in paragraph 3(c) above.

8.       ACCELERATION BY REASON OF TRANSFER.

         Section 1.12 of the Deed of Trust contains a limitation on the right of Maker to transfer the Trust Estate (as defined in the Deed of Trust).


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9.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) default in the payment of principal or interest when due provided Holder has given notice to Maker of such default at 16600 North Lago del Oro Parkway, Tucson, Arizona 85739, Fax No. (520) 792-2916 or such other address or Fax Number as Maker designates in a written notice received by Holder and such default remains unremedied for a period of ten (10) days after such notice. Notices shall be in writing and shall be given by telecopier, personal or air courier service delivery to a responsible person, or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid. The date notice is deemed to have been given, received and become effective shall be the date on which the notice is delivered, if notice is given by telecopier, personal or air courier service delivery or two (2) days following the date of deposit in the mail, if the notice is sent through the United States mail; or

         (b) the occurrence of an Event of Default under any of the other Loan Documents.

10.      REMEDIES.

         Upon the occurrence of an Event of Default, then at the option of the Holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate from the date of the last interest payment, subject to the limitations contained in Paragraph 15 hereof. No delay or omission on the part of the Holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

11.      WAIVER.

         Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the Holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or


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         guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

14.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provision shall not be affected and they shall remain in full force and effect.

15.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any fees to be paid by Maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.


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16.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

17.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

18.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles.

19.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the Holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

20.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the Holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

21.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

22.      SURVIVAL.

         The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

23.      WAIVER OF JURY TRIAL.

         MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED)


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         IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP
         EXISTING IN CONNECTION WITH THIS NOTE. MAKER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

                         NEXTHEALTH, INC., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation

                         By:      __________________________________
                                  WAYNE M. MORRISON
                         Its:     Vice President/Chief Financial Officer

                         "MAKER"

State of Arizona    )
                    ) ss.
County of __________)

         The foregoing instrument was acknowledged before me this ______ day of June, 1996, by WAYNE M. MORRISON, the Vice President/Chief Financial Officer of NEXTHEALTH, INC., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation, on behalf of the corporation.

- -----------------------------------                  ---------------------------
Notary Public                                        My Commission Expires


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